KEYSTONE CONSOLIDATED INDUSTRIES, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

Keystone Consolidated Industries, Inc.	CONTACT:
5430 LBJ Freeway, Suite 1740	Bert E. Downing, Jr.
Dallas, Texas 75240-2697	Vice President and Chief Financial Officer
(972) 458-0028	(972) 458-0028

KEYSTONE REPORTS FOURTH QUARTER 2010 RESULTS

DALLAS, TEXAS . . . March 17, 2011 . . . Keystone Consolidated Industries, Inc. (OTCBB: KYCN), announced an operating loss before pension and OPEB of $8.9 million in the fourth quarter of 2010 as compared to an operating loss before pension and OPEB of $1.7 million in the fourth quarter of 2009.

Because the amount of the Company’s net periodic defined benefit pension and other postretirement benefit (“OPEB”) expense or credits are unrelated to the ongoing operating activities of the Company, Keystone measures its overall operating performance using operating income before net pension and OPEB expense or credits.  A reconciliation of operating income (loss) as reported to operating income (loss) adjusted for pension and OPEB expense or credits is set forth in the following table.

	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010
	(In thousands)

Operating income (loss) as reported	$(1,846)	$(6,672)	$3,209	$16,462
Defined benefit pension expense (credit)	1,344	(1,022)	5,887	(4,654)
OPEB credit	(1,186)	(1,229)	(4,748)	(5,258)
Operating income (loss) before pension and OPEB	$(1,688)	$(8,923)	$4,348	$6,550

The Company’s total sales volume and average per-ton selling prices for the fourth quarter and full year of 2009 and 2010 were as follows:

	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010

Total sales volume (000 tons)	134	136	422	596
Average per-ton selling prices	$671	$744	$760	$749

The $7.2 million increase in operating loss before pension and OPEB from the fourth quarter of 2009 to the fourth quarter of 2010 primarily consists of the net effects of the following:
•
an increase in the overall average selling price due to selling price increases the Company implemented in response to higher operating costs as well as to a change in product mix as Keystone’s sales volume of higher-priced, value-added products represented about one-third of the tons sold during the fourth quarter of 2010 as compared to only one-fourth of the tons sold during the fourth quarter of 2009;

•
increases in Keystone’s LIFO reserve and cost of goods sold during the fourth quarter of 2010 of $3.1 million as compared to a $1.7 million decrease in Keystone’s LIFO reserve and cost of goods sold during the fourth quarter of 2009;

•	higher costs of ferrous scrap included in product sold during the fourth quarter of 2010 of $57 per ton;
•	increased costs during the fourth quarter of 2010 associated with the annual fourth quarter maintenance shutdown at Keystone’s largest facility;
•	increased utility costs included in product sold during the fourth quarter of 2010; and
•
a credit related to a revision in the estimate of previously accrued employee incentive compensation during the fourth quarter of 2010 due to decreased profitability as compared to an increase in accrued employee incentive compensation during the fourth quarter of 2009 due to increased profitability.

The $2.2 million increase in operating income before pension and OPEB from 2009 to 2010 is primarily due to of the net effects of the following:
•	increased sales volume during 2010 as economic conditions during the first half of 2009 resulted in a sharp reduction of customer orders;
•
higher production levels during the first half of 2010 as Keystone operated on substantially reduced production schedules during the first half of 2009 given the sharp reduction in demand, which resulted in a much higher percentage of fixed costs being included in cost of goods sold during 2009 as these costs could not be capitalized into inventory;

•	significant margin compression during 2010 as the Company, due to competitive pressures, was not able to implement selling price increases sufficient to entirely recover increases in operating costs;
•	increased electricity costs at Keystone’s largest manufacturing facility during 2010;
•	increased maintenance costs during 2010 due to increased production;
•	higher incentive compensation expense during 2010 due to increased profitability;
•	impairment charges to reduce certain inventories to net realizable value of $2.8 million during 2009 as compared to nominal impairment charges during 2010;
•	bad debt expense of $2.9 million during 2009 primarily due to the Chapter 11 proceedings of one of the Company’s customers as compared to nominal amounts during 2010;
•	increases in Keystone’s LIFO reserve and cost of goods sold during 2010 of $5.4 million as compared to a $15.2 million decrease in Keystone’s LIFO reserve and cost of goods sold during 2009; and
•	a $4.2 million credit to general and administrative expense during 2009 related to the release of accrued environmental costs for certain inactive waste management units.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent the Company’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected" or comparable terminology, or by discussions of strategies or trends.  Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties.  Among the factors that could cause Keystone’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) including, but not limited to, the following:

•	Future supply and demand for Keystone’s products (including cyclicality thereof),
•	Customer inventory levels,
•	Changes in raw material and other operating costs (such as ferrous scrap and energy),
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products (including low-priced imports) and substitute products,
•	Customer and competitor strategies,
•	The impact of pricing and production decisions,
•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
•	Government regulations and possible changes thereof,
•	Significant increases in the cost of providing medical coverage to employees,
•	The ultimate resolution of pending litigation, U.S. Environmental Protection Agency investigations and audits conducted by the Internal Revenue Service,
•	International trade policies of the United States and certain foreign countries,
•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled or unplanned downtime, supply disruptions and transportation interruptions),
•	The Company’s ability to renew or refinance credit facilities,
•	The ability of the Company’s customers to obtain adequate credit,
•	Any possible future litigation, and
•	Other risks and uncertainties as discussed in the Company’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company’s results as determined by accounting principles generally accepted in the United States of America (“GAAP”), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

•
The Company discloses operating income or loss before pension and OPEB expense or credits, which is used by the Company’s management to assess its performance.  The Company believes disclosure of operating income or loss before pension and OPEB expense or credits provides useful information to investors because it allows investors to analyze the performance of the Company’s operations in the same way the Company’s management assesses performance.

Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas.  The Company is a leading manufacturer of steel fabricated wire products, industrial wire and wire rod.  Keystone also manufactures wire mesh, coiled rebar, steel bar and other products.  The Company’s products are used in the agricultural, industrial, cold drawn, construction, transportation, original equipment manufacturer and retail consumer markets.  Keystone’s common stock is traded on the OTC Bulletin Board (Symbol: KYCN).

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KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Summary of Operations
(In thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010
	(unaudited)

Net sales	$90,998	$102,424	$322,347	$450,745
Cost of goods sold	(86,789)	(105,757)	(299,787)	(423,341)

Gross margin (loss)	$4,209	$(3,333)	$22,560	$27,404

Operating income (loss)	$(1,846)	$(6,672)	$3,209	$16,462

Income (loss) before income taxes	$(1,452)	$(6,603)	$2,533	$15,236

Provision for income taxes	(801)	1,903	(2,292)	(6,493)

Net income (loss)	$(2,253)	$(4,700)	$241	$8,743

Basic and diluted net income (loss) per share	$(0.18)	$(0.39)	$0.02	$0.72

Basic and diluted weighted average shares outstanding	12,102	12,102	12,102	12,102